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NS GROUP, INC.       September 30, 2003          Form 10-Q          Exhibit 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (thousands of dollars)

                                                      Three Months Ended                Nine Months Ended
                                                  9/30/2003        9/30/2002        9/30/2003        9/30/2002
                                                  ---------        ---------        ---------        ---------
Earnings
  Pretax income (loss)                            $  (2,210)       $  (7,458)       $ (20,795)       $ (25,684)

  Interest expense                                      280            1,565            3,075            6,819
  Interest portion of rent expense (a)                   93              123              270              370
                                                  ---------        ---------        ---------        ---------
                                                  $  (1,837)       $  (5,770)       $ (17,450)       $ (18,495)
                                                  =========        =========        =========        =========
Fixed Charges
  Interest expense                                $     280        $   1,565        $   3,075        $   6,819
  Interest portion of rent expense (a)                   93              123              270              370
                                                  ---------        ---------        ---------        ---------
                                                  $     373        $   1,688        $   3,345        $   7,189
                                                  =========        =========        =========        =========

Ratio of Earnings to Fixed Charges                        -                -                -                -

Deficiency in Earnings                            $   2,210        $   7,458        $  20,795        $  25,684
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(a) One-third of rent expense is the portion deemed representative of the interest factor.